Exhibit 99.B6(b)


                             DISTRIBUTION AGREEMENT

                                     between

                            PBHG ADVISOR FUNDS, INC.

                                (CLASS B SHARES)

                                       and

                             PBHG FUND DISTRIBUTORS


         THIS AGREEMENT made as of this 1st day of April, 1998, by and between PBHG ADVISOR FUNDS, INC., a Maryland corporation (the "Company"), with respect to the Class B shares ("Shares") of each portfolio of the Company set forth on Schedule A to this agreement (the "Portfolios" and each individually a "Portfolio"), and PBHG FUND DISTRIBUTORS, a Pennsylvania business trust (the "Distributor").

                               W I T N E S S E T H:

         In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. Appointment of Distributor. The Company hereby appoints the Distributor as its exclusive agent for the sale of Shares to the public directly and through investment dealers and other financial institutions in the United States and throughout the world in accordance with the terms of the current prospectus applicable thereto. If subsequent to the termination of the Distributor's services to the Company pursuant to this Agreement, the Company retains the services of another distributor, the distribution agreement with such distributor shall contain provisions comparable to paragraphs 4 and 8 hereof and Exhibit A hereto, and without limiting the generality of the foregoing, will require such distributor to maintain and make available to the Distributor records regarding sales, redemptions and reinvestments of Shares necessary to implement the terms of paragraphs 4 and 8 hereof.

         2. Sales of Shares. The Company shall not sell any Shares except through the Distributor and under the terms and conditions set forth in paragraph 4 below. Notwithstanding the provisions of the foregoing sentence, however:

         (A) The Company may issue Shares otherwise than through the Distributor in connection with the payment or reinvestment of dividends or distributions;

         (B) The Company may issue Shares of a Portfolio to any other investment company or personal holding company, or to the shareholders thereof, in exchange for all or a majority of the shares or assets of any such company;

         (C) The Company shall have the right to specify minimum amounts for initial and subsequent orders for the purchase of Shares of a Portfolio.

         3. Acceptance of Appointment. The Distributor hereby accepts appointment as exclusive agent for the sale of Shares and agrees that it will use its best efforts to sell Shares; provided, however, that:

         (A) The Distributor may, and when requested by the Company on behalf of any Portfolio shall, suspend its efforts to effectuate sales of Shares of such Portfolio at any time when, in the opinion of the Distributor or of the Company, no sales should be made because of market or other economic considerations or abnormal circumstances of any kind;

         (B) The Company may withdraw the offering of Shares of any Portfolio
(i) at any time with the consent of the Distributor, or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction; and

         (C) The Distributor, as agent, does not undertake to sell any specific amount of Shares.

         4. Offering and Redemption of Shares.

         (A) The public offering price of Shares shall be the net asset value per share of Shares of the applicable Portfolio plus any sales charge set forth in the prospectus. Net asset value per share shall be determined in accordance with the provisions applicable to such Portfolio in the then current prospectus and statement of additional information with respect to Shares. The Distributor may establish a schedule of contingent deferred sales charges to be imposed at the time of redemption of Shares (the "CDSC"), and such schedule shall be disclosed in the current prospectus with respect to Shares. Such schedule of the CDSC may reflect variations in or waivers of such charges on redemptions of Shares, either generally to the public or to any specified class of shareholders and/or in connection with any specified class of transactions, in accordance with applicable rules and regulations and/or exemptive relief granted by the Securities and Exchange Commission, and as set forth in the current prospectus with respect to Shares. The Distributor and the Company shall apply any then applicable scheduled variation in or waiver of the CDSC uniformly to all shareholders and/or all transactions belonging to a specified class.

         (B) The Distributor may pay to investment dealers and other financial institutions through whom Shares are sold, such sales commission as the Distributor may specify from time to time. Payment of any such sales commissions shall be the sole obligation of the Distributor.

         (C) No provision of this Agreement shall be deemed to prohibit any payments by the Company to the Distributor or by the Company or the Distributor to investment dealers and financial institutions where such payments are made under a distribution plan adopted by the Company pursuant to Rule 12b-1 under the 1940 Act.

         (D) The Company shall redeem Shares from shareholders in accordance with the terms set forth from time to time in the current prospectus and statement of additional information with respect to Shares. The price to be paid to a shareholder to redeem Shares shall be equal to the net asset value of Shares being redeemed ("gross redemption proceeds"), less any applicable CDSC, calculated pursuant to the then applicable schedule of the CDSC ("net redemption proceeds"). The Distributor shall be entitled to receive the amount of the CDSC that has been subtracted from gross redemption proceeds, provided that Shares being redeemed were (i) issued by a Portfolio during the term of this Agreement and any predecessor agreement between the Company and the Distributor or (ii) issued by a Portfolio during or after the term of this Agreement or any predecessor agreement between the Company and the Distributor in one or a series of free exchanges of Shares for class B shares of another portfolio, which can be traced to Shares or class B shares of another portfolio initially issued by a Portfolio or such other portfolio during the term of this Agreement, any predecessor agreement or any other distribution agreement with the Distributor with respect to such other portfolio (the "Distributor's Allocable CDSC"). The Company shall pay or cause the Company's transfer agent to pay the Distributor's Allocable CDSC to the Distributor on the date net redemption proceeds are payable to the redeeming shareholder.

         (E) The Distributor shall maintain adequate books and records to identify Shares (i) issued by a Portfolio during the term of this Agreement and any predecessor agreement between the Company and the Distributor or (ii) issued by a Portfolio during or after the term of this Agreement or any predecessor agreement between the Company and the Distributor in one or a series of free exchanges of Shares for class B shares of another portfolio, which can be traced to Shares or class B shares of another portfolio initially issued by a Portfolio or such other portfolio during the term of this Agreement, any predecessor agreement or any other distribution agreement with the Distributor with respect to such other portfolio and shall calculate the Distributor's Allocable CDSC, if any, with respect to such Shares, upon their redemption. The Company shall be entitled to rely on the Distributor's books, records and calculations with respect to Distributor's Allocable CDSC.

         5. Distributor as Agent. The Distributor shall act as an agent of the Company in connection with the sale and redemption of Shares and the provision of shareholder services pursuant to paragraph 9 hereof. Except with respect to such sales and redemptions and shareholder services, the Distributor shall act as principal in all matters relating to the promotion of the sale of Shares and shall enter into all of its own engagements, agreements and contracts as principal on its own account. The Distributor shall enter into agreements with investment dealers and financial institutions selected by the Distributor, authorizing such investment dealers and financial institutions to offer and sell Shares to the public upon the terms and conditions set forth therein, which shall not be inconsistent with the provisions of this Agreement. Each agreement shall provide that the investment dealer or financial institution shall not act as an agent of the Company.

         6. Company Expenses. The Company shall pay, or arrange for others to pay, the following expenses:

         (A) (i) expenses of preparation, printing and distribution to shareholders of prospectuses and statements of additional information; (ii) expenses of preparation, printing and distribution of shareholder reports and other communications required by law to shareholders; (iii) registration of Shares under the federal securities laws; (iv) qualification of Shares for sale in such states as the Distributor and the Company may approve; (v) maintenance of facilities for the issue and transfer of Shares; (vi) expenses of provision of information, prices and other data to be furnished by the Company under this Agreement; and (vii) taxes applicable to the sale or delivery of Shares or certificates therefor; and

         (B) All legal expenses in connection with the foregoing.

         7. Distributor Expenses. Except as otherwise provided herein, the Distributor shall pay, or arrange for others to pay, all of the following expenses: (i) the expenses of printing from the final proof and distributing prospectuses and statements of additional information (including supplements thereto) relating to public offerings made by the Distributor pursuant to this Agreement (which shall not include those prospectuses and statements of additional information, and supplements thereto, to be distributed to shareholders), and any other promotional or sales literature used by the Distributor or furnished by the Distributor to dealers in connection with such public offerings, and expenses of advertising in connection with such public offerings; (ii) payments to sales representatives of the Distributor and at the discretion of the Distributor to qualified brokers, dealers and others in respect of the sale of Shares; (iii) compensation and expenses of employees of the Distributor who engage in or support distribution of Shares; and (iv) the cost of obtaining such information, analysis, and reports with respect to marketing and promotional activities as the Company may from time to time reasonably request.

         8. Distribution Fees.

         (A) In consideration of the Distributor's services as principal distributor of Shares pursuant to this Agreement and the Company's distribution plan in respect of Shares (the "Plan") the Company agrees: (i) to pay to the Distributor or, at the Distributor's direction, to a third party, monthly in arrears on or prior to the 5th Business Day of the following calendar month its Allocable Portion (as hereinafter defined) of a fee (the "Distribution Fees") equal to 0.75 of 1% per annum of the average daily net asset value of Shares of each Portfolio outstanding from time to time, and (ii) to withhold from redemption proceeds in respect of Shares of each Portfolio the Distributor's Allocable CDSC payable in respect of such redemption as provided in the prospectus with respect to Shares and to pay the same over to such Distributor or at its direction at the time the redemption proceeds in respect of such redemption are payable to the holder of Shares redeemed.

         (B) The Distributor will be deemed to have performed all services required to be performed in order to be entitled to receive its Allocable Portion of the Distribution Fees payable in respect of Shares (including Reinvested Shares, Exchange Shares and Free Appreciation Shares and any other Shares that derive from a Commission Share as such terms are defined in the Allocation Schedule attached hereto as Schedule B) upon the settlement of each sale of a Commission Share of the Company taken into account in determining such Distributor's Allocable Portion of such Distribution Fees.

         (C) Notwithstanding anything to the contrary set forth in this Agreement or (to the extent waiver thereof is permitted thereby) applicable law, the

Company's obligation to pay the Distributor's Allocable Portion of the Distribution Fees payable in respect of Shares of a Portfolio shall not be terminated or modified for any reason (including a termination of this Agreement) except to the extent required by a change in the 1940 Act or the Conduct Rules of NASD Regulation, Inc., in either case enacted or promulgated after February __, 1998, or in connection with a Complete Termination (as hereinafter defined) of the Plan.

         (D) The Company will not take any action to waive or change any CDSC in respect of Shares of a Portfolio, except as provided in the prospectus or statement of additional information with respect to Shares as in effect as of the date hereof, without the consent of the Distributor and the permitted assigns of all or any portion of its right to the Distributor's Allocable CDSC.

         (E) Notwithstanding anything to the contrary set forth in this Agreement, neither the termination of the Distributor's role as principal distributor of Shares, nor the termination of this Agreement nor the termination of the Plan will terminate such Distributor's right to the Distributor's Allocable CDSC in respect of Shares of the Company.

         (F) Notwithstanding anything to the contrary in this Agreement, the Distributor may assign, sell or pledge (collectively, a "Transfer") its rights to its Allocable Portion of the Distribution Fees and the Distributor's Allocable CDSC earned by it (but not its obligations to the Company under this Agreement) in respect of Shares of a Portfolio to raise funds to make the expenditures related to the distribution of Shares of such Portfolio and in connection therewith upon receipt of notice of such Transfer, the Company shall pay, or cause to be paid to the assignee, purchaser or pledgee (collectively with their subsequent transferees, "Transferees") such portion of the Distributor's Allocable Portion of the Distribution Fees and the Distributor's Allocable CDSC in respect of Shares of any Portfolio so transferred in connection with such Transfer. Except as provided in clause (C) above and notwithstanding anything to the contrary in this Agreement, to the extent the Distributor has transferred its rights as aforesaid, the Company's obligation to pay the Distributor's Allocable Portion of the Distribution Fees and the Distributor's Allocable CDSC payable in respect of Shares of a Portfolio shall be absolute and unconditional and shall not be subject to dispute, offset, counterclaim or any defense whatsoever, at law or equity, including without limitation, any of the foregoing based on the insolvency or bankruptcy of the Distributor (it being understood that such provision is not a waiver of the Company's right to pursue the Distributor and enforce such claims against the assets of the Distributor other than the Distributor's right to the Distributor's Allocable Portion of the Distribution Fees and the Distributor's Allocable CDSC in respect of Shares of any Portfolio transferred in connection with such Transfer). The Company agrees that each such Transferee is a third party beneficiary of the provisions of this clause
(F) but only insofar as these provisions relate to Distribution Fees and CDSCs transferred to such Transferee.

         (G) For purposes of this Agreement, the term Allocable Portion of Distribution Fees payable in respect of Shares of a Portfolio shall mean the portion of such Distribution Fees allocated to the Distributor in accordance with the Allocation Schedule attached hereto as Schedule B.

         (H) For purposes of this Agreement, the term Complete Termination in respect of the Plan means a termination of the Plan involving the complete cessation of the payment of Distribution Fees in respect of all Shares of a Portfolio, and the complete cessation of the payment of distribution fees pursuant to the Plan in respect of Shares of a Portfolio and of shares of any successor fund or any fund acquiring a substantial portion of the assets of such Portfolio and for every future class of shares which has substantially similar characteristics to Shares of such Portfolio including the manner of payment and amount of sales charge, contingent deferred sales charge or other similar charges borne directly or indirectly by the holders of such shares.

         (I) The Distributor shall maintain adequate books and records to permit calculations periodically (but not less than monthly) of, and shall calculate on a monthly basis, the Distributor's Allocable Portion of Distribution Fees and the Distributor's Allocable CDSC to be paid to the Distributor. The officers of the Company may modify the allocation procedures set forth in paragraph 4 and Schedule B hereof in order to permit the Company's transfer agent to maintain the data necessary to implement the substance of such allocation procedures and to permit the Transfer of the Distributor's rights to the Distributor's Allocable Portion of the Distribution Fees and the Distributor's Allocable CDSC. The Company shall be entitled to rely on the Distributor's books, records and calculations relating to the Distributor's Allocable Portion of Distribution Fees and the Distributor's Allocable CDSC.

         9. Shareholder Service Agreements and Fees.

         (A) Pursuant to the Plan and this Agreement, the Distributor, as agent, may enter into shareholder service agreements (each a "Shareholder Service Agreement") with investment dealers and financial institutions (collectively "Service Providers") selected by the Distributor for the provision of certain continuing personal services to customers of such Service Providers who have purchased Shares. Such agreements shall authorize Service Providers to provide continuing personal shareholder services to their customers upon the terms and conditions set forth therein, which shall not be inconsistent with the provisions of this Agreement. Each Shareholder Service Agreement shall provide that the Service Provider shall not act as an agent of the Company.

         (B) Each Shareholder Service Agreement may provide that the Service Provider may receive a service fee in the amount of 0.25% of the average daily net assets of Shares of a Portfolio held by customers of such Service Provider, provided that such Service Provider furnishes continuing personal shareholder services to its customers in respect of such Shares. The continuing personal services to be rendered by Service Providers under a Shareholder Service Agreement may include, but shall not be limited to, some or all of the following: distributing sales literature; answering routine customer inquiries concerning the Company; assisting customers in changing dividend elections, options, account designations and addresses, and in enrolling in any of several special investment plans offered in connection with the purchase of Shares; assisting in the establishment and maintenance of or establishing and maintaining customer accounts and records and the processing of purchase and redemption transactions; performing subaccounting; investing dividends and any capital gains distributions automatically in Shares; providing periodic statements showing a customer's account balance and the integration of such statements with those of other transactions and balances in the customer's account serviced by the Service Provider; forwarding applicable prospectuses, proxy statements, reports and notices to customers who hold Shares and providing such other information and services as the Company or the customers may reasonably request.

         (C) The Distributor may advance service fees payable to Service Providers pursuant to the Plan or any other distribution plan adopted by the Company with respect to Shares of one or more of the Portfolios pursuant to Rule 12b-1 under the 1940 Act; and thereafter the Distributor may be reimbursed for such advances through retention of service fee payments during the period for which the service fees were advanced.

         10. Limitation on Order Acceptance. The Distributor will accept orders for the purchase of Shares only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders. It is mutually understood and agreed that the Company may reject purchase orders where, in the judgment of the Company, such rejection is in the best interest of the Company.

         11. Compliance with Laws. The Company and the Distributor shall each comply with all applicable provisions of the 1940 Act, the Securities Act of 1933, as amended, and of all other federal and state laws, rules and regulations governing the issuance and sale of Shares.

         12. Indemnification.

         (A) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Distributor, the Company shall indemnify the Distributor against any and all claims, demands, liabilities and expenses which the Distributor may incur under the Securities Act of 1933, as amended, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or prospectus with respect to Shares, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Company in connection therewith by or on behalf of the Distributor. The Distributor shall indemnify the Company against any and all claims, demands, liabilities and expenses which the Company or Shares may incur arising out of or based upon (i) any act or deed of the Distributor or its sales representatives which has not been authorized by the Company in any prospectus or in this Agreement and (ii) the Company's reliance on the Distributor's books, records, calculations and notices hereunder.

         (B) The Distributor shall indemnify the Company against any and all claims, demands, liabilities and expenses which the Company may incur under the Securities Act of 1933, as amended, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or prospectus with respect to Shares, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Company in connection therewith by or on behalf of the Distributor.

         (C) Notwithstanding any other provision of this Agreement, the Distributor shall not be liable for any errors of the transfer agent(s) of the Shares, or for any failure of any such transfer agent to perform its duties.

         13. No Conflict with Laws. Nothing herein contained shall be deemed to require the Company or the Distributor to take any action contrary to its Articles of Incorporation or By-Laws or Trust Instrument, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Directors of its responsibility for and control of the conduct of the affairs of the Company.

         14. Effective Date. This Agreement shall become effective with respect to Shares of each Portfolio upon its approval by the Board of Directors of the Company and by vote of a majority of the Company's directors who are not parties to this Agreement or interested persons (as defined in Section 2(a)(19) of the 1940 Act) of any party to this Agreement, cast in person at a meeting called for such purpose; shall continue in force and effect until two years from the effective date, and from year to year thereafter, provided, that such continuance is specifically approved with respect to Shares of each Portfolio at least annually (a)(i) by the Board of Directors of the Company or (ii) by the vote of a majority of the outstanding Shares of such Portfolio, and (b) by vote of a majority of the Company's directors who are not parties to this Agreement or "interested persons" (as defined in Section 2(a)(19) of the 1940 Act) of any party to this Agreement, cast in person at a meeting called for such purpose.

         15. Termination.

         (A) This Agreement may be terminated with respect to Shares of any Portfolio, at any time, without the payment of any penalty, by vote of the Board of Directors of the Company or by vote of a majority of the outstanding Shares of such Portfolio, or by the Distributor, on sixty (60) days' written notice to the other party.

         (B) This Agreement shall also automatically terminate in the event of its assignment, the term "assignment" having the meaning set forth in Section 2(a)(4) of the 1940 Act.

         (C) The Transfer of the Distributor's rights to the Distributor's Allocable Portion of Distribution Fees and the Distributor's Allocable CDSC shall not cause a termination of this Agreement or be deemed to be an assignment for purposes of paragraph 15(B) above.

         16. Notice. Any notice under this Agreement shall be in writing, addressed and delivered, or mailed postage prepaid, to the other party at such address as the other party may designate for the receipt of notices. Until further notice to the other party, the addresses of both the Company and the Distributor shall be 825 Duportail Road, Wayne, PA 19087.

         17. No Personal Liability. Notice is hereby given that, as provided by applicable law, the obligations of or arising out of this Agreement are not binding upon any trustee, shareholder, officer, employee or agent of the Distributor individually or personally, but are binding only upon the assets and property of the Distributor and that the trustees, shareholders, officers, employees and agents of the Distributor shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as stockholders of private corporations for profit.

         18. Governing Law. This Agreement shall be deemed to be a contract made in the Commonwealth of Pennsylvania and governed by, construed in accordance with and enforced pursuant to the internal laws of the Commonwealth of Pennsylvania without reference to its conflicts of laws rules.

         19. Independent Contractor. The Distributor shall be an independent contractor and neither the Distributor nor any of its trustees, officers, employees or representatives is or shall be an employee of the Company in the performance of the Distributor's duties hereunder. The Distributor shall be responsible for its own conduct and the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employee taxes thereunder.

         20. Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.






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         21. Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect construction or effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate on the day and year first above written.


                                               PBHG ADVISOR FUNDS, INC.



                                               By: /s/ Brian F. Bereznak
                                                   -----------------------------
                                                   Name:  Brian F. Bereznak
                                                   Title: Vice President

Attest:

/s/ John M. Zerr
-----------------------------------
Name:   John M. Zerr
Title:  General Counsel & Secretary
                                               PBHG FUND DISTRIBUTORS



                                               By: /s/ Lee T. Cummings
                                                   -----------------------------
                                                   Name:  Lee T. Cummings
                                                   Title: Vice President
Attest:

/s/ John M. Zerr
-----------------------------------
Name:   John M. Zerr
Title:  General Counsel & Secretary

                                   SCHEDULE A
                            PBHG ADVISOR FUNDS, INC.

         PBHG Advisor Funds, Inc. consists of the following Funds, each of which is subject to this Agreement:

PBHG Advisor Core Value Fund
PBHG Advisor Blue Chip Growth Fund
PBHG Advisor Global Technology & Communications Fund
PBHG Advisor Growth II Fund
PBHG Advisor Growth Opportunities Fund
PBHG Advisor High Yield Fund
PBHG Advisor Large Cap Concentrated Fund
PBHG Advisor New Contrarian Fund
PBHG Advisor Trend Fund
PBHG Advisor Cash Reserves Fund
PBHG Advisor Value Opportunities Fund
PBHG Advisor New Opportunities Fund
PBHG Advisor Enhanced Equity Fund
PBHG Advisor Master Fixed Income Fund
PBHG Advisor Short-Term Government Fund
PBHG Advisor REIT Fund



Dated: April 1, 1998

                                   SCHEDULE B

         The Distributor's Allocable Portion of Distribution Fees in respect of each Portfolio shall be 100 percent until such time as the Distributor shall cease to serve as exclusive distributor of the Shares of such Portfolio and thereafter shall be a percentage, recomputed first on the date of any termination of the Distributor's services as exclusive distributor of Shares of any Portfolio and thereafter periodically (but not less than monthly), representing the percentage of Shares of such Portfolio outstanding on each such computation date allocated to the Distributor in accordance with the following rules:

         1. Definitions. For purposes of this Schedule B defined terms used herein shall have the meaning assigned to such terms in the Distribution Agreement and the following terms shall have the following meanings:

         "Commission Shares" shall mean shares of the Portfolio or another portfolio the redemption of which would, in the absence of the application of some standard waiver provision, give rise to the payment of a CDSC and shall include Commission Shares which due to the expiration of the CDSC period no longer bear a CDSC.

         "Distributor" shall mean the Distributor.

         "Other Distributor" shall mean each person appointed as the exclusive distributor for the Shares of the Portfolio after the Distributor ceases to serve in that capacity.

         2. Allocation Rules. In determining the Distributor's
Allocable Portion of Distribution Fees in respect of a particular Portfolio:

               (a) There shall be allocated to the Distributor and each Other Distributor all Commission Shares of such Portfolio which were sold while such Distributor or such Other Distributor, as the case may be, was the exclusive distributor for the Shares of the Portfolio, determined in accordance with the transfer records maintained for such Portfolio.

               (b) Reinvested Shares: On the date that any Shares are issued by a Portfolio as a result of the reinvestment of dividends or other distributions, whether ordinary income, capital gains or exempt-interest dividends or distributions ("Reinvested Shares"), Reinvested Shares shall be allocated to the Distributor and each Other Distributor in a number obtained by multiplying the total number of Reinvested Shares issued on such date by a fraction, the numerator of which is the total number of all Shares outstanding in such Portfolio as of the opening of business on such date and allocated to the Distributor or Other Distributor as of such date of determination pursuant to these allocation procedures and the denominator is the total number of Shares outstanding as of the opening of business on such date.

               (c) Exchange Shares: There shall be allocated to the Distributor and each Other Distributor, as the case may be, all Commission Shares of such Portfolio which were issued during or after the period referred to in (a) as a consequence of one or more free exchanges of Commission Shares of the Portfolio or of another portfolio (other than Free Appreciation Shares as hereinafter defined) (the "Exchange Shares"), which in accordance with the transfer records maintained for such Portfolio can be traced to Commission Shares of the Portfolio or another portfolio initially issued by the Company or such other portfolio during the time the Distributor or such Other Distributor, as the case may be, was the exclusive distributor for the Shares of the Portfolio or such other portfolio.

               (d) Free Appreciation Shares: Shares (other than Exchange Shares) that were acquired by the holders of such Shares in a free exchange of Shares of any other Portfolio, which represent the appreciated value of the Shares of the exiting portfolio over the initial purchase price paid for the Shares being redeemed and exchanged and for which the original purchase date and the original purchase price are not identified on an on-going basis, shall be allocated to the Distributor and each Other Distributor ("Free Appreciation Shares") daily in a number obtained by multiplying the total number of Free Appreciation Shares issued by the exiting portfolio on such date by a fraction, the numerator of which is the total number of all Shares outstanding as of the opening of business on such date allocated to the Distributor or such Other Distributor as of such date of determination pursuant to these allocation procedures and the denominator is the total number of Shares outstanding as of the opening of business on such date.

               (e) Redeemed Shares: Shares (other than Reinvested Shares and Free Appreciation Shares) that are redeemed will be allocated to the Distributor and each Other Distributor to the extent such Share was previously allocated to the Distributor or such Other Distributor in accordance with the rules set forth in 2(a) or (c) above. Reinvested Shares and Free Appreciation Shares that are redeemed will be allocated to the Distributor and each Other Distributor daily in a number obtained by multiplying the total number of Free Appreciation Shares and Reinvested Shares being redeemed by such Portfolio on such date by a fraction, the numerator of which is the total number of all Free Appreciation Shares and Reinvested Shares of such Portfolio outstanding as of the opening of business on such date allocated to the Distributor or such Other Distributor as of such date of determination pursuant to these allocation procedures and the denominator is the total number of Free Appreciation Shares and Reinvested Shares of such Portfolio outstanding as of the opening of business on such date.

               The Company shall use its best efforts to assure that the transfer agents and sub-transfer agents for each Portfolio maintain the data necessary to implement the foregoing rules. If, notwithstanding the foregoing, the transfer agents or sub-transfer agents for such Portfolio are unable to maintain the data necessary to implement the foregoing rules as written, or if the Distributor shall cease to serve as exclusive distributor of the Shares of the Portfolio, the Distributor and the Company agree to negotiate in good faith with each other, with the transfer agents and sub-transfer agents for such Portfolio and with any third party that has obtained an interest in the Distributor's Allocable Portion of Distribution Fees in respect of such Portfolio with a view to arriving at mutually satisfactory modifications to the foregoing rules designed to accomplish substantially identical results on the basis of data which can be made available.